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                                  Exhibit 21.1

                           Subsidiaries of the Company

                                TSI Software GmbH

                             TSI Software, LTD. (UK)

                                MCTR Software AB

                         Mercator Software France, SARL

                         TSI Software, LTD. (Hong Kong)